Exhibit 4.1

Digital Brands Group, Inc. SHARES NUMBER ***** ***** INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CUSIP 25401N101 $0.0001 PAR VALUE COMMON STOCK COMMON STOCK THIS CERTIFIES THAT * SPECIMEN * ***** Is The Owner of FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF Digital Brands Group, Inc. Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Dated: ***** COUNTERSIGNED AND REGISTERED: VSTOCK TRANSFER, LLC Transfer Agent and Registrar Co-Chief Executive Officer By:____________________________ AUTHORIZED SIGNATURE